EXHIBIT 32.2

I, John P. Jordan, Chief Financial Officer of Photronics, Inc. (the "Company"), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.
the Annual Report on Form 10-K of the Company for the year ended October 29, 2017 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JOHN P. JORDAN
John P. Jordan Senior Vice President Chief Financial Officer (Principal Accounting Officer/ Principal Financial Officer) December 20, 2017